     As filed with the Securities and Exchange Commission on July 1, 1996

                                                 Registration No. 333-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C.  20549

                              ______________________

                                     FORM S-8

                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933
                              ______________________

                                 SPINE-TECH, INC.
            (Exact name of Registrant as specified in its charter)

         MINNESOTA                                             06-1258314
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

          7375 BUSH LAKE ROAD
        MINNEAPOLIS, MINNESOTA                                     55439
(Address of principal executive offices)                         (Zip Code)


                     SPINE-TECH, INC. 1996 OMNIBUS STOCK PLAN
                  SPINE-TECH, INC. EMPLOYEE STOCK PURCHASE PLAN
                             (Full title of the plan)

                                 David W. Stassen
                      President and Chief Executive Officer
                                  Spine-Tech, Inc.
                                7375 Bush Lake Road
                          Minneapolis, Minnesota  55439
                    (Name and address of agent for service)

 Telephone number, including area code, of agent for service:  (612) 832-5600
                              ______________________


                         CALCULATION OF REGISTRATION FEE

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- -------------------------------------------------------------------------------
                                                      Proposed
                                      Proposed        maximum
  Title of              Amount         maximum        aggregate     Amount of
securities to           to be       offering price    offering    registration
be registered         registered     per share (1)    price (1)        fee
- -------------------------------------------------------------------------------
Common Stock,
 $.01 par value   1,000,000 shares      $27.75       $27,750,000      $9,569
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

(1) Estimated solely for the purpose of the registration fee pursuant to Rule 457(h)(1) based on the average of the high and low sales prices per share of the Registrant's Common Stock on June 26, 1996, as reported on the Nasdaq National Market.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                 SPINE-TECH, INC.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents of Spine-Tech, Inc. (the "Company") filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference and made a part hereof:

          (1) The Company's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed pursuant to Section 13 of the Exchange Act.

          (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 1995.

          (3) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed May 25, 1995 under the Exchange Act and all amendments and reports filed for the purpose of updating such description.

          All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered have been sold or which deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

          Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under Article V of the Company's By-Laws, the Company indemnifies its directors and officers to the extent permitted by Minnesota Statutes
Section 302A.521. Section 302A.521 requires the Company to indemnify a person made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including without limitation excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, if, with respect to the acts or omissions of the person complained of in the proceeding, such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including without limitation excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member, employee or agent, reasonably believed that the conduct was in the best interests of the Company, or in the case of performance by a director, officer, employee or agent of the Company as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, Subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

   EXHIBIT                                 DESCRIPTION
   -------                                 -----------

     4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995, File No. 0-26116) and Notice of Change of Registered Office/Registered Agent dated January 19, 1996 (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, File No. 0-26116).

     4.2 Restated By-Laws of the Company and Amendment to Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, File No. 0-26116).

     4.3 Spine-Tech, Inc. 1996 Omnibus Stock Plan (incorporated by reference to Exhibit 10.14 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, File No. 0-26116).

     4.4 Spine-Tech, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.13 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, File No. 0-26116).

     5 Opinion of Faegre & Benson LLP as to the legality of the shares being registered.

    23.1 Consent of Faegre & Benson LLP is contained in its opinion filed as Exhibit 5 to this Registration Statement.

    23.2            Consent of Ernst & Young LLP.

    24              Powers of Attorney authorizing David W. Stassen and Keith M.
                    Eastman to sign this Registration Statement on behalf of the directors and certain officers of the Company.

ITEM 9.   UNDERTAKINGS.

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on July 1, 1996.

                                   SPINE-TECH, INC.



                                   By     /s/   David W. Stassen
                                      ----------------------------------------
                                        David W. Stassen
                                        President and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on July 1, 1996 by the following persons in the capacities indicated.

SIGNATURE                          CAPACITY
- ---------                          --------

/s/   David W. Stassen             President and Chief Executive Officer
- -----------------------------      (Principal Executive Officer)
David W. Stassen



/s/   Keith M. Eastman             Chief Financial Officer and Secretary
- -----------------------------      (Principal Financial and Accounting Officer)
Keith M. Eastman


David W. Stassen*                  Director       )
Robert J. DePasqua*                Director       )        A majority of the
James F. Lyons*                    Director       )        Board of Directors



- -----------------------------



*By  /s/  David W. Stassen
    -------------------------
     David W. Stassen
     For Himself and As
     Attorney-in-Fact

                                    INDEX TO EXHIBITS



Exhibit                         Description                           Page
- -------                         -----------                           ----
4.1            Amended and Restated Articles of
               Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's
               Quarterly Report on Form 10-Q for the
               quarterly period ended June 30, 1995, File
               No. 0-26116) and Notice of Change of
               Registered Office/Registered Agent dated
               January 19, 1996 (incorporated by reference to Exhibit 3.2 to the Company's Annual
               Report on Form 10-K for the year ended
               December 31, 1995, File No. 0-26116)

4.2            Restated By-Laws of the Company and
               Amendment to Restated By-Laws of the Company
               (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, File No. 0-26116)

4.3            Spine-Tech, Inc. 1996 Omnibus Stock Plan
               (incorporated by reference to Exhibit 10.14 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, File
               No. 0-26116)

4.4            Spine-Tech, Inc. Employee Stock Purchase
               Plan (incorporated by reference to
               Exhibit 10.13 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, File No. 0-26116)

5              Opinion of Faegre & Benson LLP as to the           Electronically
               legality of the shares being registered. . . . . .  Transmitted

23.1 Consent of Faegre & Benson LLP is contained in its opinion filed as Exhibit 5 to this Registration Statement

23.2           Consent of Ernst & Young LLP . . . . . . . . . . . Electronically
                                                                   Transmitted
24             Powers of Attorney authorizing David W.
               Stassen and Keith M. Eastman to sign this
               Registration Statement on behalf of the
               directors and certain officers of the              Electronically
               Company. . . . . . . . . . . . . . . . . . . . . .  Transmitted